Section 1: 8-K (FORM 8-K) UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________ FORM 8-K _____________________ CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event Reported): April 2, 2019 HANMI FINANCIAL CORPORATION (Exact Name of Registrant as Specified in Charter) Delaware 000-30421 95-4788120 (State or Other Jurisdiction of Incorporation) (Commission File Number) (I.R.S. Employer Identification Number) 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010 (Address of Principal Executive Offices) (Zip Code) (213) 382-2200 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. On April 3, 2019, Hanmi Financial Corporation (the “Company”), and its wholly owned subsidiary, Hanmi Bank (the “Bank”), announced that Bonita I. Lee, age 56, will succeed C. G. Kum as the President and Chief Executive Officer of the Company and the Bank, effective May 3, 2019. The Boards of Directors of the Company and the Bank have also appointed Ms. Lee as a director of the Company and the Bank, effective immediately. Currently, Ms. Lee serves as the President and Chief Operating Officer of the Company and the Bank. Ms. Lee was named the President of the Company and the Bank in June 2018. Ms. Lee served as Chief Operating Officer of the Company and the Bank since August 2013. Ms. Lee is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. In connection with Ms. Lee’s appointment, the Company and the Bank entered into an amended and restated employment agreement with Ms. Lee, to be effective May 3, 2019. Under the amended and restated employment agreement, Ms. Lee will serve as the President and Chief Executive Officer of the Company and the Bank. Ms. Lee’s amended and restated employment agreement has a three-year term, ending May 6, 2022, that renews automatically for one-year periods on each subsequent anniversary of May 6th, unless either Ms. Lee or the Company or Bank provides written notice of non-renewal at least 60 days prior to end of the term. Under the amended and restated employment agreement, Ms. Lee will be paid an initial salary of $525,000 and will have a bonus potential of 100% of salary. In recognition of her appointment as Chief Executive Officer, she will receive a restricted stock grant on the effective date of the amended and restated employment agreement, the approximate value of which will be $525,000 (to the nearest whole share) on the grant date. The restricted stock grant will vest in three approximately equal installments on each anniversary of the grant date, provided Ms. Lee remains employed as the Chief Executive Officer on each such date. She will also be entitled to participate in employee benefit plans of the Company and the Bank, including medical, dental, vision and life insurance coverage and will be eligible for certain perquisites, including a monthly automobile allowance of $3,000, the payment of a membership at the country club of her choice, $25,000 per year in continuing professional education and 20 days of paid leave annually. In addition, Ms. Lee will be provided term life insurance coverage of up to $1.0 million, or such lesser amount as can be purchased with an annual premium payment of $25,000. In the event of her termination without “cause” or for “good reason” (as each is defined in the amended and restated employment agreement), Ms. Lee will be entitled to receive the following severance payments and benefits: (1) continued payment of her then-current salary for 12 months, (2) a lump sum payment equal to a pro-rated portion of her prior year’s annual bonus based on the number of days worked during the year, (3) accelerated vesting of any then-unvested time-based equity awards held by Ms. Lee with respect to the portion that would have vested if Ms. Lee’s employment had continued for one year following her date of termination and (4) continued health insurance benefits at the Company’s expense under COBRA for up to 18 months. If her employment is terminated without cause or for good reason following a change in control, Ms. Lee is entitled to (1) two and one-half times her then-annual base salary and then-maximum annual bonus, (2) full acceleration of any then- unvested time-based equity awards and (3) continued health insurance benefits for up to 18 months. In the event of her death or disability, she or her estate, as applicable, will be entitled to receive a lump-sum payment of an amount equal to the pro-rated portion of her prior year’s annual bonus based on the number of days worked during the year of termination. The payment of the above-benefits is generally conditioned on Ms. Lee’s entry into and non-revocation of a general release in favor of the Company and the Bank. The foregoing description of the amended and restated employment agreement is qualified in its entirety by reference to the amended and restated employment agreement that is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The press release announcing the appointment of Ms. Lee is attached as an exhibit to this Current Report on Form 8-K. Item 9.01. Financial Statements and Exhibits. (a) Financial statements of businesses acquired. None (b) Pro forma financial information. None (c) Shell company transactions: None (d) Exhibits. 10.1 Amended and Restated Employment Agreement by and among Hanmi Financial Corporation, Hanmi Bank and Bonita I. Lee dated April 2, 2019 99.1 Press release dated April 3, 2019

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. HANMI FINANCIAL CORPORATION Date: April 3, 2019 By: /s/ Joseph K. Rho Joseph K. Rho Chairman of the Board (Back To Top) Section 2: EX-10.1 (EXHIBIT 10.1) EXHIBIT 10.1 April 2, 2019 Bonita I. Lee Re: Amended and Restated Employment Agreement Dear Ms. Lee: This is your AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) with Hanmi Financial Corporation, a Delaware corporation, and Hanmi Bank, a state chartered bank incorporated under the laws of the State of California (together, the “Company”). It sets forth the terms of your employment with the Company, effective as of close of business on May 3, 2019 (the “Effective Date”). Effective as of the Effective Date, this Agreement supersedes and replaces in its entirety that certain Employment Agreement, dated February 12, 2018, by and between the Company and you (the “Prior Agreement”). 1. Your Position, Performance and Other Activities. (a) Position. You will be employed in the position of President and Chief Executive Officer (“CEO”) of the Company and will report directly to the Company’s Board of Directors (the “Board”). You and the Company acknowledge that you will become a member of the Board, effective as of the execution date of this Agreement. The Company will use all reasonable efforts to cause you to be nominated for re- election to the Board each time your Board term expires during the Term (as defined in Section 2). You agree to serve as a member of the Board, as well as a member of any Board committee to which you may be elected or appointed. You also agree that, unless otherwise agreed to by you and the Company, you will be deemed to have resigned from the Board and each Board committee voluntarily, without any further action by you, as of the end of the Term or upon a termination of your employment with the Company for any reason. (b) Authority, Responsibilities and Reporting. You will have the authority, responsibilities and reporting relationships that correspond to your position, including any particular authority, responsibilities and reporting relationships consistent with your position that the Board may assign to you from time to time and you shall perform your duties hereunder in compliance with such policies of the Company as may be adopted from time to time. (c) Performance. During your employment, you will devote substantially all of your business time and attention to the Company and will use good faith efforts to discharge your responsibilities under this Agreement to the best of your abilities. During the Term, your place of performance will be the headquarters of the Company or such other place as the Board determines. Your performance will be reviewed by the Board on an on-going basis and no less frequently than annually. (d) Other Activities. During your employment, you will not render any business, commercial or professional services to any party other than the Company. However, you may (i) serve on corporate, civic or charitable boards, (ii) manage personal investments, and (iii) deliver lectures, fulfill speaking engagements and teach at educational institutions, so long as (A) these activities do not interfere with your performance of your responsibilities under this Agreement, (B) any service on a corporate, civic or charitable board is disclosed to the Board contemporaneously upon commencement and then at least annually to the Board and (C) no such services are provided to any competitor of the

Company. 2. Term of Your Employment. Your employment under this Agreement shall be for a term commencing on the Effective Date and ending upon the earlier of (i) May 6, 2022 (the “End Date”), or (ii) the close of business on the effective date of termination of your employment pursuant to Section 5 (the “Term”). On the End Date and on each subsequent anniversary of the End Date thereafter (each, a “Renewal Date”), the Term shall automatically renew for an additional one (1) year period, unless either you or the Company provides the other party with written notice of non-renewal of the Term at least sixty (60) days prior to the End Date or such Renewal Date, as applicable. Notwithstanding the foregoing, your employment can be terminated by either party providing advance written notice in accordance with Section 5(e). If you remain employed by the Company following the expiration of the Term (including pursuant to a non-renewal thereof), except as otherwise expressly provided herein, your employment relationship with the Company (if any) shall cease to be governed by the terms and conditions of this Agreement and shall be on an at-will basis on such terms as may be prescribed by the Company, unless otherwise agreed to by you and the Company in writing; provided, however, that the provisions of Section 7 below shall survive the expiration or termination of the Term in accordance with their terms. 1

3. Your Compensation. (a) Salary. During the Term, you will receive an annual base salary, which may be increased from time to time, but not reduced (other than a reduction that would affect all senior executives of the Bank based on the financial performance of the Bank, and in such case, your reduction shall not exceed the percentage reduction of similarly situated senior executives of the Bank) (your “Salary”) payable in accordance with the Company’s regular payroll practices. The amount of your Salary as of the Effective Date will be $525,000. Your Salary will be reviewed at least annually commencing in 2020 and may be increased, but not decreased (except as noted above), in the sole discretion of the independent members of the Board, based on the recommendation from the Compensation and Human Resources Committee (the “CHRC”). (b) CEO Equity Grant. On the Effective Date of this Agreement, You shall receive an award of restricted stock, the approximate value of which will be $525,000 (to the nearest whole share) on the grant date. Consistent with the terms of the restricted stock agreement to be entered into by the Company and You on the grant date, the restricted stock grant will vest at the rate of 33% each, on the first and second anniversary of the grant date, and at the rate of 34% on the third anniversary of the grant date, provided that you remain employed as the Chief Executive Officer of the Company and the Bank on each such anniversary of the grant date. (c) Incentive Compensation. During the Term, You will be eligible to receive an annual bonus (your “Bonus”) for each fiscal year of the Company commencing with the fiscal year ending December 31, 2019, pursuant to an annual bonus plan. The amount of the Bonus and the performance goals applicable to the Bonus shall be determined in accordance with the terms and conditions of said bonus plan as in effect from time to time, as determined by the independent members of the Board in sole discretion, based on a recommendation from the CHRC. Your total annual Bonus (cash plus equity awards) for any fiscal year cannot exceed 100% of your Salary. 4. Other Employee Benefits. During the Term: (a) Vacation. You shall be entitled to twenty (20) days paid vacation per year (prorated for partial years), and to such paid holidays as are observed by the Company from time to time, all in accordance with the Company’s policies and practices that are applicable to the Company’s senior executives. Unused vacation will be carried over from year to year and/or paid out as provided in the Company’s vacation plans and polices in effect from time to time. (b) Business Expenses. You will be reimbursed for all reasonable business expenses incurred by you in performing your responsibilities under this Agreement. Reimbursements will be made pursuant to the Company’s normal practices and procedures for senior executives. (c) Facilities. You will be provided with office space, facilities, secretarial support and other business services consistent with your position on a basis that is at least as favorable as that provided to similarly situated senior executives of the Company. 2

(d) Employee Benefit Plans. (i) You shall be eligible to participate in all incentive plans, practices, policies and programs, and all savings and retirement plans, policies and programs in effect from time to time, in each case that are applicable generally to senior executives of the Company; (ii) you and your eligible family members shall be eligible for participation, at the Company’s expense, in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, vision, disability, employee life, group life and accidental death insurance plans and programs) maintained for the Company’s senior executives from time to time; provided, however, that if your participation in such plans and programs at the Company’s expense would violate applicable law or would result in fines or penalties to the Company (including, without limitation, pursuant to the Patient Protection and Affordable Care Act or Section 2716 of the Public Health Service Act or any other health care law), then you and the Company shall in good faith negotiate replacement benefits and/or replacement compensation to be paid or provided to you in lieu of such participation at the Company’s expense; (iii) the Company shall pay directly or, at its election, reimburse you for the cost of premiums of up to $25,000 annually for term life insurance coverage of up to One Million Dollars ($1,000,000) on your life during the Term (or such lesser amount of coverage as can be purchased for $25,000 annually); and (iv) you shall be entitled to such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices, and procedures of the Company. (e) Country Club Membership. The Company will provide you with a country club membership in Los Angeles, California at a country club selected by the Company and reasonably acceptable to you and will pay or reimburse you for any and all membership fees in connection with such membership. (f) Automobile Allowance. The Company will provide you with a monthly automobile allowance of Three Thousand Dollars ($3,000). (g) Professional Education. The Company shall provide up to $25,000 per annum, or such other amount as mutually agreed to by the Board and you, for each year during the initial Term, and in the sole discretion of the Board for each year during the Renewal Terms, for your continuing professional education to assist you in developing and honing the skills of your position as Chief Executive Officer. (h) Liability Insurance. The Company shall maintain (i) a directors’ and officers’ liability insurance policy, or an equivalent errors and omissions liability insurance policy, and (ii) an employment practices liability insurance policy. Each such policy shall cover you with scope, exclusions, amounts and deductibles no less favorable to you than those applicable to the Company’s senior executive officers and directors on the Effective Date, or any more favorable as may be available to any other director or senior executive officer of the Company, while you are employed with the Company. 5. Termination of Your Employment. (a) No Reason Required. You or the Company may terminate your employment at any time for any reason, or for no reason, subject to compliance with Section 5(e). (b) Termination by the Company for Cause. (i) “Cause” means any of the following: (A) Your continued failure, either due to willful action or as a result of gross neglect, to substantially perform your duties and responsibilities to the Company under this Agreement (other than any such failure resulting from your incapacity due to physical or mental illness) that, if capable of being cured, has not been cured within thirty (30) days after written notice is delivered to you by the Company, which notice specifies in reasonable detail the manner in which the Company believes you have not substantially performed your duties and responsibilities; (B) Your engagement in conduct that is demonstrably and materially injurious to the Company, or that materially harms the reputation or financial position of the Company, unless the conduct in question was undertaken in good faith on an informed basis with due care and with a rational business purpose and based upon the honest belief that such conduct was in the best interest of the Company; 3

(C) Your indictment or conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving dishonesty, fraud or moral turpitude; (D) Your being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not you admit or deny liability) where the conduct that is the subject of such action is demonstrably and materially injurious to the Company; (E) Your material breach of your fiduciary duties to the Company; (F) Your (1) obstructing or impeding, (2) endeavoring to influence, obstruct or impede, or (3) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, your failure to waive attorney-client privilege relating to communications with your own attorney in connection with an Investigation shall not constitute “Cause”; (G) Your removing, concealing, destroying, purposely withholding, altering or by any other means falsifying any material that is requested in connection with an Investigation; (H) Your disqualification, bar, prohibition, order or similar restriction imposed against you by any governmental or self-regulatory authority from serving as an officer or director of any member of the Company or your loss of any governmental or self-regulatory license that is reasonably necessary for you to perform your responsibilities to the Company under this Agreement, if (i) the disqualification, bar or loss continues for more than thirty (30) days and (ii) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during your employment, you will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if your employment is not permissible, you will be placed on leave (which will be paid to the extent legally permissible); (I) Your unauthorized use or disclosure of confidential or proprietary information or related materials, or your violation of any of the terms of the Confidentiality Agreements (as defined below) or the Company’s standard confidentiality policies and procedures, in each case, which results or could reasonably be expected to result in reputational, economic, financial or other injury to the Company or its subsidiaries or affiliates; (J) Your violation, as determined by the Board in good faith, of the Company ’s (1) workplace violence policy or (2) policies on discrimination, unlawful harassment or substance abuse; or (K) Your material breach of this Agreement that has not been cured within thirty (30) days after written notice is delivered to you by the Company, which notice specifies in reasonable detail the manner in which the Company believes this Agreement has been breached. For purposes of this definition, no act or omission by you will be “willful” unless it is made by you in bad faith or without a reasonable belief that your act or omission was in the best interests of the Company. (c) Your Termination for Good Reason. (i) “Good Reason” means the occurrence (without your express written consent) of any of the following: (A) a material reduction in your Salary other than a reduction that would affect all senior officers of the Bank based on the financial performance of the Bank, and in such case, your reduction shall not exceed the percentage reduction of similarly situated senior executives of the Bank; 4

(B) the assignment to you of duties substantially inconsistent with your position, authority, responsibilities or status as Chief Executive Officer of the Company (except in connection with a for Cause termination); (C) a change in the geographic location at which you must perform the services under this Agreement outside of Los Angeles County, California, exclusive of required business travel; or (D) material breach by the Company of this Agreement. For purposes of this Agreement, Good Reason shall not be deemed to exist unless (1) your termination of employment for Good Reason occurs within 90 days following the initial existence of one of the conditions specified in clauses (A) through (D) above, (2) you provide the Company with written notice of the existence of such condition within 60 days after the initial existence of the condition, and (3) the Company fails to remedy the condition within 30 days after its receipt of such notice. (d) Termination on Disability or Death. (i) If the Company determines in good faith that your Disability has occurred, the Company may give you Termination Notice (as defined below). If within 30 days of the Termination Notice you do not return to a full-time performance of your responsibilities, your employment will terminate. If you do return to full-time performance in that 30-day period, the Termination Notice will be cancelled for all purposes of this Agreement. Except as provided in this Section 5(d), your incapacity due to mental or physical illness or injury will not affect the Company’s obligations under this Agreement. For these purposes, you will be deemed to have incurred a Disability if any of the following occur: (i) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, you are receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank; or (iii) you are determined to be totally disabled by the Social Security Administration. With respect to “(i)” above, this Disability determination must be made by a physician, retained by the Bank for purposes of making this determination, or retained by you and approved by the Bank (which approval shall not be unreasonably withheld). (ii) Your employment will terminate automatically on your death. (e) Advance Notice Generally Required. (i) To terminate your employment, either you or the Company must provide a Termination Notice to the other. A “Termination Notice” is a written notice that states the specific provision of this Agreement on which such termination is based, including, if applicable, the specific clause of the definition of Cause and a reasonably detailed description of the facts that permit termination under that clause. The failure to include any fact in a Termination Notice that contributes to a showing of Cause does not preclude the Company from asserting that fact in enforcing its rights under this Agreement. (ii) You and the Company agree to provide a Termination Notice thirty (30) days in advance of any termination, unless your employment is terminated by the Company for Cause or because of your Disability or death. Accordingly, the effective date of termination of your employment will be 30 days after Termination Notice is given, except that (A) the effective date will be the date of the Company’s Termination Notice if your employment is terminated by the Company for Cause, although the Company may provide a later effective date in the Termination Notice, (B) the effective date will be the 30 days after Termination Notice is given if your employment is terminated because of your Disability, and (C) the effective date will be the date of your death if your employment is terminated because of your death. The Company may elect to place you on paid leave for all or part of the advance Termination Notice period. Notwithstanding the foregoing, if you give the Company a Termination Notice, the Company in its sole discretion may waive the 30-day notice requirement and accelerate the effective date of termination of your employment to any earlier date. In the event of a termination for Good Reason, the provisions of Section 5(c) above shall control over any inconsistent provisions in this Section 5(e)(ii). 5

(f) Non-Renewal. Notwithstanding anything contained herein, in no event shall the expiration of the Term or the Company’s election not to renew or extend the Term or your employment with the Company constitute a termination of your employment by the Company without Cause or by you for Good Reason. For the avoidance of doubt, nothing contained in this Section 5(f) shall preclude or limit the Company’s ability to, in its sole discretion, pay or provide you with severance or termination pay and/or benefits in connection with a termination of your employment upon or following the expiration of the Term or the Company’s election not to renew or extend the Term. 6. The Company’s Obligations in Connection with Your Termination. (a) General Effect. On termination, your employment will end and the Company will have no further obligations to you except as provided in this Section 6. (b) By the Company Without Cause or by You for Good Reason. If the Company terminates your employment without Cause or you terminate your employment for Good Reason, in either case, other than within eighteen (18) months following a “Change in Control” (as defined below), subject to Section 6(f): (i) The Company will pay you the following as of the end of your employment: (A) your unpaid Salary through the date of termination, (B) your Salary for any accrued but unused vacation, and (C) any accrued expense reimbursements and other cash entitlements (together, your “Accrued Compensation”), in each case, as and when such amounts would otherwise been paid had your employment not been terminated or such earlier or later time as may be required by law. In addition, the Company will timely pay you any amounts and provide to you any benefits that are required, or to which you are entitled, under any plan, contract or arrangement of the Company (together, the “Other Benefits”). (ii) The Company will pay you an amount equal to one (1) year of your then -current annual Salary, to be paid on the Company’s regular pay cycle and through the Company’s payroll over a 12-month period commencing on the date of the termination of employment. (iii) The Company will pay you an amount equal to a pro -rated portion of your prior year’s Bonus based on the number of days worked during the year of termination, payable in a lump-sum within thirty (30) days following the date of termination of employment. (iv) All outstanding and then unvested stock options, restricted stock and other equity awards granted to you under any of the Company’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) (each, an “Equity Award”) that are at such time subject to vesting solely based on your continued employment with the Company (each, a “Time- Vesting Equity Award”) shall be deemed to have vested as if your employment has continued for one (1) year following the actual termination date. All other outstanding and unvested Equity Awards (each, a “Performance-Vesting Equity Award”) shall be treated in accordance with the terms of the plan document and applicable award agreement governing such Performance-Vesting Equity Award. (v) If you timely elect to continue your Company -provided health insurance coverage pursuant to federal COBRA law, the Company will pay directly or, at its election, reimburse you for the cost of such COBRA premiums, at the same level as you maintain as of the date of termination, through the end of the COBRA period (18 months), or until such time as you qualify for health insurance benefits through a new employer, whichever occurs first (the “COBRA Period”). The reimbursement shall be for 100% of your COBRA premiums, as well as for your eligible dependents’ COBRA premiums, and the coverage to be provided on this basis shall be health and dental coverage. Notwithstanding the foregoing, if (x) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) under Treasury Regulation Section 1.409A-1(a)(5), or (y) the Company is otherwise unable to continue to cover you under its group health plans without incurring penalties (including without limitation, pursuant to the Patient Protection and Affordable Care Act or Section 2716 of the Public Health Service Act or any other health care law), then, in either case, an amount equal to each remaining COBRA premium under such plans shall thereafter be paid to you in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof) (the benefits under this Section 6(b)(v), the “COBRA Benefit”). 6

(c) By the Company For Cause or by You for Any Reason other than for Good Reason. If the Company terminates your employment for Cause or you terminate your employment for any reason other than for Good Reason as set forth in Section 6(b) or 6(e), the Company will pay your Accrued Compensation and provide your Other Benefits, as and when such amounts would otherwise been paid had your employment not been terminated or such earlier time as may be required by law. (d) Your Disability or Death. If your employment terminates because of Disability or death, the Company will pay or provide you or your estate (1) your Accrued Compensation and your Other Benefits, as and when such amounts would otherwise been paid had your employment not been terminated or such earlier time as may be required by law, and (2) subject to Section 6(f), an amount equal to a pro-rated portion of your prior year’s Bonus based on the number days worked during the year of termination, payable in a lump-sum within thirty (30) days following the date of termination of employment. (e) Change in Control; Termination in Connection with a Change in Control. If within eighteen (18) months following a Change in Control, the Company terminates your employment without Cause or you terminate your employment for Good Reason, in either case, subject to Section 6(f): (i) The Company will pay you your Accrued Compensation and provide your Other Benefits, as and when such amounts would otherwise have been paid had your employment not been terminated or such earlier time required by law. (ii) In lieu of the amounts set forth in Sections 6(b)(ii) and (iii) above, the Company will pay you an amount equal to two and one- half (2.5) times the sum of (a) your then-current annual Salary and (b) your then-maximum annual Bonus, payable in a lump-sum within thirty (30) days following the date of termination. (iii) The Company shall provide you with the COBRA Benefit on the terms and conditions set forth in Section 6(b)(v) above. (iv) In the event of any Change in Control, (a) your Time-Vesting Equity Awards shall fully and automatically vest as of the date of such Change in Control and (b) your Performance-Vesting Equity Awards shall be treated in accordance with the terms of the plan document and applicable award agreement governing such Performance-Vesting Equity Award. (v) For purposes of this Agreement, a “Change in Control” shall mean any transaction or series of related transactions as a result of which: (A) the Company consummates a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of its assets (each a “Business Combination”), in each case, unless immediately following the consummation of such Business Combination all of the following conditions are satisfied: (1) Persons, who, immediately prior to such Business Combination, were the beneficial owners of the Outstanding Voting Securities of the Company, beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity (the “Resulting Entity”) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); 7

(2) no Person beneficially owns (within the meaning of Rule 13d-3), directly or indirectly, more than 50% of the then outstanding combined voting power of the Outstanding Voting Securities of the Resulting Entity, except to the extent that such Person’s beneficial ownership of the Company immediately prior to the Business Combination exceeded such threshold; and (3) at least one-half of the members of the board of directors of the Resulting Entity were members of the Board at the time the Board authorized the Company to enter into the definitive agreement providing for such Business Combination; or (B) any Person acquires beneficial ownership (within the meaning of Rule 13d-3) of more than 50% of the combined voting power (calculated as provided in Rule 13d-3 in the case of rights to acquire securities) of the then Outstanding Voting Securities of the Company and has greater beneficial ownership than the existing stockholders of the Company as of the date hereof; provided, however, that for purposes of this clause, the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company. (C) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, which definition shall include a “person” within the meaning of Section 13(d)(3) of the Exchange Act. (D) “Outstanding Voting Securities” of any Person means the outstanding securities of such Person entitling the holders thereof to vote generally in the election of directors of such Person. (vi) The payments and vesting provisions set forth in this Agreement, including under this subsection (e), shall: (A) with respect to the treatment of Equity Awards under this Section 6, take precedence over any conflicting provision under any award agreement applicable to such Equity Awards, unless such award agreement is more favorable to you, in which case the award agreement shall govern; and (B) be subject to the provisions set forth in Annex A. (f) Release. Notwithstanding anything to the contrary herein, the Company will not be required to make the payments or provide the benefits stated in this Section 6 (other than your Accrued Compensation and Other Benefits) unless you execute and deliver to the Company (and do not revoke within the applicable time period) a general release of claims substantially in the form attached hereto as Annex B (the “Release”) within thirty (30) days following the date of termination of your employment. If the Release is executed and delivered and no longer subject to revocation as provided in the preceding sentence, then the following shall apply: (i) To the extent any such cash payment or continuing benefit to be provided is not “deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), then such payment or benefit shall commence upon the first scheduled payment date immediately after the date the Release is executed and no longer subject to revocation (the “Release Effective Date”). The first such cash payment shall include payment of all amounts that otherwise would have been due prior to the Release Effective Date under the terms of this Agreement had such payments commenced immediately upon the termination of your employment, and any payments made thereafter shall continue as provided herein. The delayed benefits shall in any event expire at the time such benefits would have expired had such benefits commenced immediately following the termination of your employment. (ii) To the extent any such cash payment or continuing benefit to be provided is “deferred compensation” for purposes of Section 409A, then such payments or benefits shall be made or commence upon the thirty-first (31st) day following the termination of your employment. The first such cash payment shall include payment of all amounts that otherwise would have been due prior thereto under the terms of this Agreement had such payments commenced immediately upon the termination of your employment, and any payments made thereafter shall continue as provided herein. The delayed benefits shall in any event expire at the time such benefits would have expired had such benefits commenced immediately following the termination of your employment. 8

7. Confidentiality; Non-Solicitation; Non-Disparagement. (a) You acknowledge and agree that you are bound by certain confidentiality, non -solicitation and other covenants set forth in the Confidentiality Agreement between you and the Company, dated August 5, 2013, and the Non-Disclosure and Non-Solicitation Agreement and Acknowledgement between you and the Company, dated August 5, 2013 (together, the “Confidentiality Agreements”). You hereby reaffirm the covenants and provisions set forth in the Confidentiality Agreements. Nothing in this Agreement, the Confidentiality Agreements, or the Company’s standard confidentiality policies and procedures in effect from time to time shall prevent your truthful testimony as a witness, participation in an Investigation, or disclosure of wrongdoing to law enforcement or regulatory agencies of competent jurisdiction, including, without limitation, the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), Occupational Safety and Health Administration (OSHA), the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System (FRB), the Federal Deposit Insurance Corporation (FDIC) or California Department of Business Oversight (DBO), or prohibit you from divulging confidential or proprietary information to the extent required by order of court or agency of competent jurisdiction. (b) You agree that you will not make any public statement that would libel, slander or disparage any member of the Company or any of their respective past or present officers, directors, employees or agents. 8. Effect on Other Agreements; Entire Agreement. This Agreement is the entire agreement between you and the Company with respect to the relationship contemplated by this Agreement and supersedes any earlier agreement, written or oral, with respect to the subject matter of this Agreement, except for the Confidentiality Agreements, which remain in place. You agree that, effective as of the Effective Date, this Agreement replaces, terminates and supersedes the Prior Agreement, and that the Prior Agreement is hereby terminated and shall be of no further force or effect. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement. You hereby acknowledge that you are not subject to any obligation which would in any way restrict the performance of your duties hereunder. 9. Successors. (a) Payments on Your Death. If you die and any amounts are or become payable under this Agreement, the Company will pay those amounts to your estate. (b) Assignment by You. You may not assign this Agreement without the Company’s consent. Also, except as required by law, your right to receive payments or benefits under this Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 9(b), whether voluntary or involuntary, will be void. (c) Assumption by any Surviving Company. Before the effectiveness of any merger, consolidation, statutory share exchange or similar transaction (including an exchange offer combined with a merger or consolidation) involving the Company (a “Reorganization”) or any sale, lease or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of the Company’s consolidated assets (a “Sale”), other than a Reorganization or Sale pursuant to which this Agreement will be assumed by the Surviving Company by operation of law, the Company will cause (1) the Surviving Company to unconditionally assume this Agreement in writing and (2) a copy of the assumption to be provided to you. After the Reorganization or Sale, the Surviving Company will be treated for all purposes as the Company under this Agreement. The “Surviving Company” means (i) in a Reorganization, the entity resulting from the Reorganization or (ii) in a Sale, the entity that has acquired all or substantially all of the assets of the Company. 9

10. Disputes. (a) Employment Matters. This Section 10 applies to any controversy or claim between you and the Company arising out of or relating to or concerning this Agreement or any aspect of your employment with the Company or the termination of that employment (together, an “Employment Matter”). This includes, but is not limited to, any and all employment-related claims or controversies, such as breach of employment agreement, breach of the covenant of good faith and fair dealing, negligent supervision or hiring, wrongful discharge in violation of public policy, unpaid wages under the state and federal wage payment laws, breach of privacy claims, intentional or negligent infliction of emotional distress claims, fraud, misrepresentations, defamation, and any claims that could be asserted under all state and federal anti-discrimination laws, including, but not limited to, the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Labor Code, and the Family and Medical Leave Act. You specifically agree to arbitrate all claims for discrimination and marital status, sexual orientation, disability, political activity, or any other statutorily-protected basis under the procedure set forth in this Section 10 and not through a court of law. This Agreement is further intended to apply to any claim you may have against any of the Company’s officers, directors, employees, agents, or any of its affiliated or related entities, and to any and all past and future employment relationships you may have with the Company regardless of job position or title. (b) Mandatory Arbitration. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of your employment, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in the County of Los Angeles, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Los Angeles, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure § 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that in the event that provisional injunctive relief is not available, or is not available in a timely manner, through such arbitration, then provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Either you or the Company may initiate the arbitration process by delivering a written request for arbitration to the other party within the time limits that would apply to the filing of civil complaint in state or federal district court, as applicable to the claim at issue. A late request will be void. Final resolution of any dispute through arbitration may include any remedy or relief that the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties hereto acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or your employment. The parties hereto agree that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator’s fee. You and the Company further agree that in any proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to its or her reasonable attorneys’ fees and costs (other than forum costs associated with the arbitration) incurred by it or him in connection with resolution of the dispute in addition to any other relief granted. Notwithstanding this provision, the parties hereto may mutually agree to mediate any dispute prior to or following submission to arbitration. (c) Enforcement of Arbitration Awards. You or the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the County of Los Angeles, California to enforce any arbitration award under Section 10(b). 10

(d) Jurisdiction and Choice of Forum. You and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Los Angeles, California over any Employment Matter that is not otherwise arbitrated or resolved according to Section 10(b). This includes any action or proceeding to compel arbitration or to enforce an arbitration award. Both you and the Company (i) acknowledge that the forum stated in this Section 10(d) has a reasonable relation to this Agreement and to the relationship between you and the Company and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (ii) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 10(d) in the forum stated in this Section, including any objection on the grounds of forum non conveniens or the like, (iii) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 10(d), and (iv) agree that, to the extent permitted by law, a final and non- appealable judgment in any such action or proceeding in any such court will be conclusive and binding on you and the Company. (e) Waiver of Jury Trial. To the extent permitted by law, you and the Company waive any and all rights to a jury trial with respect to any Employment Matter. Notwithstanding the provisions of this Agreement, you shall have the right to file a claim for workers’ compensation and unemployment insurance benefits with the appropriate state agencies, unfair labor practice charges with the National Labor Relations Board, or an administrative charge with the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing, or any similar state agency. (f) Governing Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary. 11. General Provisions. (a) Construction. References (A) to Sections are to sections of this Agreement unless otherwise stated; (B) to any contract (including this Agreement) are to the contract as amended, modified, supplemented or replaced from time to time; (C) to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section; (D) to any governmental authority include any successor to the governmental authority; (E) to any plan include any programs, practices and policies; (F) to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority; and (G) to any affiliate of any entity are to any person or other entity directly or indirectly controlling, controlled by or under common control with the first entity. (i) The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement. (ii) Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.” (iii) It is your and the Company ’s intention that this Agreement not be construed more strictly with regard to you or the Company. (b) Withholding. You and the Company will treat all payments to you under this Agreement as compensation for your employment. Accordingly, the Company may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation. (c) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. 11

(d) No Set-off or Mitigation. Except if your employment is terminated by the Company for Cause, your and the Company’s respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the Company may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement. (e) Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 11(e)): If to you, to your address then on file with the Company’s payroll department. If to the Company or any other member of the Company, to: Hanmi Financial Corporation 3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California 90010 Attention: Chairman of the Board Facsimile: (213) 384-0990 (f) Consideration. This Agreement is in consideration of the mutual covenants contained in it. You and the Company acknowledge the receipt and sufficiency of the consideration to this Agreement and intend this Agreement to be legally binding. (g) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and the Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the Company to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise. (h) Legal Counsel; Mutual Drafting. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. You agree and acknowledge that you have read and understand this Agreement, are entering into it freely and voluntarily, and have been advised to seek counsel prior to entering into this Agreement and have had ample opportunity to do so. (i) Golden Parachute/Bank Regulatory Limitation. The parties understand and agree that at the time any payment would otherwise be made or benefit provided under Section 6 of this Agreement, depending on the facts and circumstances existing at such time, the satisfaction of such obligations by the Company may be deemed by a regulatory authority to be illegal, an unsafe and unsound practice, or for some other reason not properly due or payable by the Company. Among other things, applicable banking laws, regulations and published guidance and policies of the appropriate regulatory authorities, including, but not limited to Section 39(a) of the Federal Deposit Insurance Act, 12 C.F.R. Part 364 Appendix A, § III, 12 C.F.R. part 359, Guidance on Sound Incentive Compensation Policies, 75 Fed. Reg. 36,395 (June 25, 2010) or similar regulations or regulatory action following similar principles may apply at such time. You understand, acknowledge and agree that, notwithstanding any other provision of this Agreement, the Company shall not be obligated to make any payment or provide any benefit under Section 6 of this Agreement where (i) an appropriate regulatory authority does not approve or acquiesce as required or objects to the making of such payment or benefit or (ii) the Company has been informed in writing by a representative of the appropriate regulatory authority that it is the position of such regulatory authority that making such payment or providing such benefit would constitute an unsafe and unsound practice, violate a written agreement with the regulatory authority, violate an applicable rule or regulation, or would cause the representative of the regulatory authority to recommend enforcement action against the Company. 12

(j) Key Employee Delay on Payments. Notwithstanding the timing of payments set forth in Agreement, if the Company determines that you are a “specified employee” within the meaning of Section 409A, as may be amended and that, as a result of such status, any portion of the payment under this Agreement would be subject to additional taxation, the Company will delay paying any portion of such payment until the earliest permissible date on which payments may commence without triggering such additional taxation (with such delay not to exceed six (6) months), with the first such payment to include the amounts that would have been paid earlier but for the above delay. (k) Third-Party Beneficiaries. Subject to Section 9, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns. This Agreement does not confer any rights, remedies, obligations or liabilities to any entity or person other than you and the Company and your and the Company’s permitted successors and assigns, although (i) this Agreement will inure to the benefit of the Company and (ii) Section 9(a) will inure to the benefit of the most recent persons named in a notice under that Section. 12. Compliance with Section 409A. (a) General. It is the intention of both the Company and you that the benefits and rights to which you could be entitled pursuant to this Agreement comply with Section 409A to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If you or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on you and on the Company). Notwithstanding the foregoing, the Company does not make any representation to you that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless you or any beneficiary for any tax, additional tax, interest or penalties that you or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A. (b) Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of your employment shall be made unless and until you incur a “separation from service” within the meaning of Section 409A. (c) No Acceleration of Payments. Neither the Company nor you, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A. (d) Treatment of Each Installment as a Separate Payment and Timing of Payments. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which you are entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. (e) Taxable Reimbursements and In-Kind Benefits. (i) Any reimbursements by the Company to you of any eligible expenses under this Agreement that are not excludable from your income for Federal income tax purposes (the “Taxable Reimbursements”) shall be made by no later than the earlier of the date on which they would be paid under the Company’s normal policies and the last day of the calendar year following the year in which the expense was incurred. 13

(ii) The amount of any Taxable Reimbursements, and the value of any in -kind benefits to be provided to you during any calendar year, shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year (except for any life-term or other aggregate limitation applicable to medical expenses). (iii) The right to Taxable Reimbursement, or in -kind benefits, shall not be subject to liquidation or exchange for another benefit. [Signature Page Follows] 14

13. Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement. However, this Agreement will not be effective until the date both parties have executed this Agreement. Very truly yours, HANMI FINANCIAL CORPORATION _________________________________ Name: Joseph Rho Title: Chairman HANMI BANK _________________________________ Name: Joseph Rho Title: Chairman ACCEPTED AND AGREED TO: _________________________________ Bonita I. Lee Dated: ____________, 2019 15

Annex A Limitation on Payments Following a Change in Control In the event that any payment or benefit received or to be received by Bonita I. Lee (“Executive”) pursuant to that certain Employment Agreement (the “Agreement”), dated April 2, 2019 and effective as of May 3, 2019, by and between Executive, Hanmi Financial Corporation and Hanmi Bank (together, the “Company”) or otherwise (“Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Annex A, be subject to the excise tax imposed by Section 4999 of the Code, any successor provisions, or any comparable federal, state, local or foreign excise tax (“Excise Tax”), then such Payments shall be either (A) provided in full pursuant to the terms of the Agreement and any other applicable agreements and plans, or (B) provided as to such lesser extent which would result in no portion of such Payments being subject to the Excise Tax (“Reduced Amount”), whichever of the foregoing amounts, taking into account the applicable federal, state, local and foreign income, employment and other taxes and the Excise Tax (including, without limitation, any interest or penalties on such taxes), results in the receipt by Executive, on an after-tax basis, of the greatest amount of payments and benefits provided for hereunder or otherwise, notwithstanding that all or some portion of such Payments may be subject to the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Annex A shall be made by independent tax counsel designated by the Company and reasonably acceptable to Executive (“Independent Tax Counsel”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required under this Annex A, Independent Tax Counsel may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code; provided that Independent Tax Counsel shall assume that Executive pays all taxes at the highest marginal rate unless Executive’s actual effective marginal tax rate at the relevant time is less than the highest marginal rate, in which case such lower rate shall be used by Independent Tax Counsel. The Company and Executive shall furnish to Independent Tax Counsel such information and documents as Independent Tax Counsel may reasonably request in order to make a determination under this Annex A. The Company shall bear all costs that Independent Tax Counsel may reasonably incur in connection with any calculations contemplated by this Annex A. In the event that (ii)(B) above applies, then based on the information provided to Executive and the Company by Independent Tax Counsel, and notwithstanding any other provision of the Agreement or any other plan, arrangement or agreement to the contrary, the reduction of such Payments shall be made as follows: (A) if none of the Payments constitute non-qualified deferred compensation (within the meaning of Section 409A of the Code), then such reduction and/or repayment shall occur in the manner the Executive elects in writing prior to the date of Payment; or (B) if any Payment constitutes non-qualified deferred compensation or if the Executive fails to elect an order in the event that none of the Payments constitutes non-qualified deferred compensation (within the meaning of Section 409A of the Code), then the Payments to be reduced will be determined in a manner which maximizes the Executive’s economic position and, to the extent the economic cost is equivalent between one or more Payments, such Payments will be reduced in the inverse order of when payment would have been made to the Executive, until the aggregate Payments payable to the Executive equal the Reduced Amount. Annex A

Annex B General Release For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Hanmi Financial Corporation, a Delaware corporation, and Hanmi Bank, a state chartered bank incorporated under the laws of the State of California (together, the “Company”), and their partners, associates, parents, subsidiaries, affiliates, successors, heirs, assigns, agents, directors, officers, employees, equityholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Americans With Disabilities Act. Notwithstanding the foregoing, this General Release (“Release”) shall not operate to release any Claims which the undersigned may have with respect to (i) payments and other express obligations of the Company under that certain Employment Agreement, dated as of April 2, 2019 and effective as of May 3, 2019 between the Company and the undersigned (“Employment Agreement”); (ii) accrued and vested benefits the undersigned may have, if any, as of the date hereof under any employee benefit plan of the Company or, with respect to any outstanding equity awards held by the undersigned, under any equity incentive plan, stock award or option agreement, as any such stock award or option agreement may be amended by the Employment Agreement, if such amendment is more favorable to the undersigned; (iii) payments and other obligations of the Company with respect to indemnification of the undersigned under the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and under any indemnification agreement between the Company and the undersigned. Additionally, notwithstanding the foregoing, the undersigned understands that nothing in this Release limits the undersigned’s ability to file a charge or complaint with the Equal Employment Opportunity Commission (the “EEOC”), the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). The undersigned further understand that this Release does not limit the undersigned’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit the undersigned’s right to receive an award for information provided to any Government Agencies, and except, to the extent permissible by applicable law, the undersigned hereby agrees to waive the right to any monetary relief or recovery, including attorneys’ fees and costs, granted by the EEOC in connection with any complaint and/or charge brought against the Releasees arising out of the employment relationship or the termination of the employment relationship with the Company, regardless as to who brought or brings any such complaint or charge, whether in the nature of an individual action, class, or otherwise. THE UNDERSIGNED ACKNOWLEDGES THAT SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Annex B

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS: (1) SHE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE; (2) SHE HAS THE RIGHT TO SEEK A JUDICIAL DETERMINATION OF THE VALIDITY OF THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT; (3) SHE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND (4) SHE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE SHALL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which she may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer of any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity. The undersigned represents and warrants that she is not aware of or has already fully disclosed in writing to the Board any information that could give rise to a claim or cause of action against the Company or any other Releasee by the undersigned or others claiming through him, including without limitation any knowledge of fraud or suspected fraud, overpayments or suspected overpayments, false or misleading statements or suspected false or misleading statements, improper or erroneous financial reporting, violations or suspected violations of any law or regulation, or other irregularities, or any violations of Company policies, procedures, or the Company Code of Conduct. This includes any matters for which the undersigned is responsible or that came to her attention, whether in her capacity as an employee, member of the Board, or any other capacity. The undersigned further represents and warrants that she has not initiated, nor is she a party to, any proceeding in any court or government agency involving claims against the Company or any other Releasee. The undersigned further agrees that she has not been requested, directly or indirectly by the Company, to provide misleading information to an external person or to conduct himself in a manner inconsistent with the Company’s Code of Conduct, nor has she been discouraged or prevented from reporting possible violations of law to the Board. Notwithstanding the foregoing, no provision of this General Release or any other agreement with the Company prohibits the undersigned from reporting or disclosing any actual, possible or potential violation of any federal, state or local law or regulation to any governmental agency or entity, or making other reports or disclosures that are protected under the whistleblower provisions of any federal, state or local law or regulation, in each such case without any prior authorization of, or prior, contemporaneous or subsequent notice to, the Company. The undersigned agrees that if she hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, other than those related to the validity of the release under the Age Discrimination in Employment Act, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorney’s fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Annex B

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned. IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____. _________________________________ Bonita I. Lee Annex B (Back To Top) Section 3: EX-99.1 (PRESS RELEASE) EXHIBIT 99.1 Hanmi Appoints Bonita I. Lee as its Chief Executive Officer LOS ANGELES, April 03, 2019 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq: HAFC) (“Hanmi”), the holding company for Hanmi Bank (the “Bank”), today announced that Bonita I. Lee has been appointed President and Chief Executive Officer effective May 3, 2019, and as a director of the Company and the Bank effective immediately. Ms. Lee succeeds C. G. Kum who is retiring from Hanmi, as previously announced. With more than 30 years of experience in the banking industry, Ms. Lee joined Hanmi as Chief Operating Officer in 2013 and was promoted to President in 2018. During her tenure with Hanmi, the Bank’s total assets have nearly doubled. Her deep understanding of the Bank’s business and strong record of success positions her for a smooth transition to the CEO role, and allows Hanmi to execute its strategic initiatives. “I congratulate Bonnie on her appointment as Hanmi’s next President and Chief Executive Officer,” said Hanmi’s Chairman, Joseph K. Rho. “The Board recognizes Bonnie’s integral role in Hanmi’s success over the last six years and has the utmost confidence in her abilities. We anticipate a seamless transition as Bonnie takes on her new leadership role at Hanmi, building on her deep connections with Hanmi’s customers and employees. She is a seasoned executive and a highly respected leader in the Korean American banking industry. I believe that as CEO, Bonnie will expand upon Hanmi’s distinguished 37-year history of serving our community, while strengthening the Bank’s position in the markets it serves.” Mr. Rho concluded, “On behalf of my fellow board members, I would also like to extend our deepest gratitude to C. G. Kum for his service to Hanmi. C. G. led the Bank during one of our most transformational periods. We wish him all the best in his retirement from the Bank.” Prior to joining Hanmi and Hanmi Bank in August 2013, Ms. Lee was Senior Executive Vice President and Chief Operating Officer of BBCN Bank and BBCN Bancorp, Inc., where she was named Acting President and Chief Operating Officer from February 2013 to April 2013 and led an Executive Council carrying out the duties of the Chief Executive Officer during a management transition period at BBCN Bank. Prior to this, Ms. Lee served as director and Regional President of the Western Region for Shinhan Bank America from September 2008 to March 2009. Prior to joining Shinhan Bank America, she served as Executive Vice President and Chief Credit Officer at Nara Bank from April 2005 to September 2008, and as a Member of the Office of the President from March 2006 to September 2008. Ms. Lee also served Nara Bank as Senior Vice President and Chief Credit Officer from November 2003 to April 2005. Ms. Lee is a graduate of the University of Illinois, Chicago. About Hanmi Financial Corporation Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and 9 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com. Forward-Looking Statements This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan and lease losses; credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and lease losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law. Contact: Richard Pimentel Corporate Finance Officer 213-427-3191

Lasse Glassen Investor Relations Addo Investor Relations 310-829-5400 A photo accompanying this announcement is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/58b9b984- 2e87-4a7b-9fdc-46e41617a183 (Back To Top)